SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 27, 2004

APPLIED EXTRUSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19188	51-0295865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Read’s Way

New Castle, Delaware 19720

(Address of principal executive offices, including zip code)

(302) 326-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                              OTHER EVENTS

On December 27, 2004, Applied Extrusion Technologies, Inc. (the “Company”) issued a press release announcing preliminary fiscal 2004 results, the syndication of additional debtor-in-possession financing, and that the U.S. Bankruptcy Court for the District of Delaware had granted the Company authority to use the full amount of this facility.

Additionally, the Company advised that it would not meet the extended filing deadline of December 30, 2004, provided under its Notification of Late Filing – Form 12b-25, as reported on December 14, 2004. The Company reported that the delay in filing its annual report on Form 10-K due to the timing and associated critical demands of its recent prepackaged Chapter 11 filing, including the evaluation of the financial reporting implications of the Chapter 11 filing.  The Company anticipates that it will complete and file its annual report by January 31, 2005.

A copy of the press release dated December 27, 2004 is attached as Exhibit 99.1 hereto and such exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED EXTRUSION TECHNOLOGIES, INC.

By:
		Name:	Brian P. Crescenzo
		Title:	Vice President, Secretary and Chief Financial Officer

Date: December 29, 2004

EXHIBIT INDEX

Exhibit 99.1   Press Release dated December 27, 2004